UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2026, Sabre GLBL Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre Corporation (“Sabre”), issued $150.0 million aggregate principal amount of 7.00% Exchangeable Senior Notes due 2031 (the “New Exchangeable Notes”) under an indenture, dated May 18, 2026 (the “New Exchangeable Notes Indenture”), among Sabre GLBL, as issuer, and Sabre and Sabre Holdings Corporation (“Sabre Holdings”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee.

The New Exchangeable Notes are senior, unsecured obligations of Sabre GLBL and are guaranteed on a senior unsecured basis by Sabre and Sabre Holdings. The New Exchangeable Notes will pay interest semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026, at a rate of 7.00% per year, and will mature on May 15, 2031, unless earlier repurchased or exchanged. Before November 15, 2030, holders have the right to exchange their New Exchangeable Notes only upon the occurrence of certain events. From and after November 15, 2030, holders may exchange their New Exchangeable Notes at any time at their election until the close of business on the second scheduled trading day immediately before May 15, 2031. Sabre GLBL will have the right to elect to settle exchanges in cash, shares of Sabre’s common stock or in a combination of cash and Sabre’s common stock at Sabre GLBL’s election. The initial exchange rate per $1,000 principal amount of New Exchangeable Notes is 447.2272 shares of Sabre’s common stock, which represents an initial exchange price of approximately $2.24 per share of Sabre’s common stock. The exchange rate and exchange price are subject to adjustment upon the occurrence of certain events. The New Exchangeable Notes will not be redeemable prior to May 21, 2029. On or after May 21, 2029, Sabre GLBL may redeem for cash all or any portion of the New Exchangeable Notes at a redemption price equal to 100% of the principal amount of the New Exchangeable Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of Sabre’s common stock exceeds 130% of the exchange price then in effect for a specified period of time ending on, and including, the trading day immediately before the date Sabre GLBL provides the notice of redemption, and subject to the other limitations and conditions set forth in the New Exchangeable Note Indenture.

Holders of New Exchangeable Notes may require Sabre GLBL to repurchase for cash all or any portion of their New Exchangeable Notes on May 15, 2029, at a repurchase price equal to 100% of the principal amount of the New Exchangeable Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase. In addition, upon any future occurrence of a “Fundamental Change” (as defined in the New Exchangeable Notes Indenture), holders may require Sabre GLBL to repurchase their New Exchangeable Notes at a price equal to principal amount plus accrued and unpaid interest. If a “Make-Whole Fundamental Change” (as defined in the New Exchangeable Notes Indenture) occurs with respect to any New Exchangeable Note and the exchange date for the exchange of such New Exchangeable Note occurs during the related “Make-Whole Fundamental Change Exchange Period” (as defined in the New Exchangeable Notes Indenture), then, subject to the provisions set forth in the New Exchangeable Notes Indenture, the exchange rate applicable to such exchange will be increased by a number of shares set forth in the table contained in the New Exchangeable Notes Indenture.

This description of the New Exchangeable Notes Indenture and the New Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the New Exchangeable Notes Indenture and the form of the New Exchangeable Notes, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

The New Exchangeable Notes were issued by Sabre GLBL in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Sabre relied on this exemption from registration based in part on representations made by the investors purchasing the New Exchangeable Notes in the Purchase Agreements (as defined below) governing the issuance. At the initial exchange rate, if all New Exchangeable Notes were exchanged and settled solely through delivery of shares of common stock, this would result in the issuance of 67,084,080 shares of Sabre’s common stock (or 87,209,295 shares if the exchange rate were increased by the maximum potential amount upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the New Exchangeable Notes Indenture)). Additional information pertaining to the New Exchangeable Notes and the shares of Sabre’s common stock issuable upon exchange of the New Exchangeable Notes is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On May 13, 2026, Sabre, Sabre Holdings and Sabre GLBL entered into privately-negotiated purchase agreements (the “Purchase Agreements”) with certain investors who are institutional “accredited investors” (within the meaning of Rule 501 promulgated under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). Certain of these investors are existing stockholders of Sabre.

Sabre used a portion of the net proceeds of the issuance of the New Exchangeable Notes to fund the repurchase of $100.0 million in aggregate principal amount of Sabre GLBL’s outstanding 7.32% exchangeable senior notes due 2026 (the “Existing Exchangeable Notes”), at par plus accrued and unpaid interest. Sabre intends to use the remaining net proceeds to repay, repurchase or otherwise retire from time to time the remaining $50.0 million of Existing Exchangeable Notes outstanding.

On May 14, 2026, Sabre issued a press release announcing entry into the Purchase Agreements (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026 and in our other filings with the SEC. We cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of May 18, 2026, among Sabre GLBL Inc., Sabre Corporation and Sabre Holdings, and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 7.00% Exchangeable Senior Notes due 2031 (included in Exhibit 4.1).

99.1	Press Release dated May 14, 2026.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2026

Sabre Corporation

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Executive Vice President and Chief Legal Officer